EXHIBIT 99.1

 FOR IMMEDIATE RELEASE

Timberline Closes Non-Brokered Private Placement

Coeur d’Alene, Idaho – May 2, 2022 – Timberline Resources Corporation (OTCQB: TLRS; TSX-V: TBR) (“Timberline” or the “Company”) announces that it has closed its previously announced non-brokered private placement financing (the “Offering”). Under the Offering, the Company issued 18,933,705 common shares at a price of US$0.25 for total consideration of US$4,733,426. Proceeds of the Offering will be used for exploration on the Company’s Nevada gold projects, primarily its flagship Eureka Project on the Battle Mountain Eureka Trend, and for general corporate purposes.

The private placement was led by orders from entities managed by the Jupiter Gold & Silver Fund (“Jupiter”) and Crescat Capital. Jupiter is a differentiated fund based in Ireland that invests in companies engaged in activities related to the exploration for, development of, and production of gold and silver as well as exchange-traded funds that reflect the movement price of gold or silver.

The Offering was completed under Rule 506(b) of Regulation D promulgated by the SEC under the Securities Act of 1933, as amended (the “Securities Act”), solely to persons who qualify as accredited investors and in accordance with applicable securities laws.

Finders’ fees in the amount of US $254,005 and 1,016,022 warrants having an exercise price of US$0.25 for a term of 18-months have been paid to licensed brokers and consultants in association with the Offering.

One insider of the Company subscribed for 2,000,000 common shares of the Offering. Participation by an insider constitutes a related-party transaction as defined under Multilateral Instrument 61-101 - Protection of Minority Security Holders in Special Transactions. Because neither the fair market value of the shares issued to, nor the consideration paid by, related parties exceeds 25% of the Company’s market capitalization, the issuance of securities is exempt from the formal valuation requirements of Section 5.4 of MI 61-101 pursuant to Subsection 5.5(a) of MI 61-101 and exempt from the minority shareholder approval requirements of Section 5.6 of MI 61-101 pursuant to Subsection 5.7(a) of MI 61-101.

The securities offered in the Offering have not been and will not be registered under the Securities Act or the securities laws of any state of the United States and may not be offered or sold absent such registration or an applicable exemption from such registration requirements. This press release does not constitute an offer to sell or a solicitation of an offer to buy securities nor shall there be any sale of the securities referenced herein in any state or other jurisdiction in which such offer, solicitation or sale is not permitted. The securities referenced herein have not been approved or disapproved by any regulatory authority.

This press release is issued for informational purposes pursuant to Rule 135c of the Securities Act and shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The shares issued pursuant to the Offering will be subject to a statutory hold period in accordance with applicable securities legislation, including resale restrictions expiring four months and one day following closing pursuant to applicable Canadian securities legislation.

About Timberline Resources:

Timberline Resources Corp. is listed on the OTCQB where it trades under the symbol “TLRS” and on the TSX Venture Exchange where it trades under the symbol “TBR”.

On behalf of the Board of Directors,

“Patrick Highsmith”

President, CEO, and Director

Contact:

Tel: +1-208-664-4859

E-mail: info@timberline-resources.com

Forward-looking Statements:

Certain statements in this news release are forward-looking and involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, as well as within the meaning of the phrase ‘forward-looking information’ in the Canadian Securities Administrators’ National Instrument 51-102 – Continuous Disclosure Obligations. Forward-looking statements are not comprised of historical facts. Forward-looking statements include estimates and statements that describe the Company’s future plans, objectives or goals, including words to the effect that the Company or management expects a stated condition or result to occur. Forward-looking statements may be identified by such terms as “believes”, “anticipates”, “expects”, “estimates”, “may”, “could”, “would”, “will”, or “plan”. Since forward-looking statements are based on assumptions and address future events and conditions, by their very nature they involve inherent risks and uncertainties. Although these statements are based on information currently available to the Company, the Company provides no assurance that actual results will meet management’s expectations. Risks, uncertainties and other factors involved with forward-looking information could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information. Factors that could cause actual results to differ materially from such forward-looking information include, but are not limited to those risks set out in the Company’s public documents filed on SEDAR and EDGAR. Although the Company believes that the assumptions and factors used in preparing the forward-looking information in this news release are reasonable, undue reliance should not be placed on such information, which only applies as of the date of this news release, and no assurance can be given that such events will occur in the disclosed time frames or at all. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, other than as required by law. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

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